Exhibit 10.15

STOCK APPRECIATION RIGHT GRANT AGREEMENT

THIS AGREEMENT, made as of this 15th day of May 2012 by and among Sovereign Holdings, Inc. (“Sovereign”) and Carl Sparks (the “Participant”).

WHEREAS, Sovereign adopted and maintains the Sovereign Holdings, Inc. Amended and Restated Stock Incentive Plan for Travelocity’s CEO (the “Plan”) to promote the interests of Travelocity and its Affiliates and stockholders by providing the Chief Executive Officer (“CEO”) of Travelocity with an appropriate incentive to encourage them to continue in the employ and provide services for Travelocity or its Affiliates and to improve the growth and profitability of Travelocity and, in connection with the adoption of the Plan, granted the Participant stock appreciation rights or “SARs” (the “Prior SARs”) pursuant to a grant agreement dated as of April 25, 2011;

WHEREAS, Section 4.4(i) of the Plan provides that the Board may amend the Plan or any Grant Agreement in any manner; provided, however, that any such amendment shall not impair or adversely affect the Participant’s pre-existing rights under this Plan or a Grant Agreement without the Participant’s written consent; and

WHEREAS, the parties wish to confirm the amendment and restatement of the Plan and this Grant Agreement and the replacement of the Prior SARs in their entirety with the grant of SARs set forth below, effective as of the date first set forth above, on the terms and conditions set forth herein and in the attached Plan, and to confirm the parties understanding that from and after the Grant Date set forth below and in consideration of the grant contemplated by this Grant Agreement, the CEO will have no further rights and entitlements with respect to the Prior SARs;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of SARs. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, Sovereign hereby grants to the Participant SARs with respect to 2,931,035 shares of THI Common Stock and 2,931,035 Common Units of T.com, having the terms set forth herein. It is understood and agreed that the Prior SARs are hereby cancelled and that the SARs hereby granted are granted in exchange for the Prior SARs.

2. Grant Date. The Grant Date of the SARs hereby granted is the date first set forth above.

3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Board, shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

4. Base Price. The base price of the THI SARs hereby granted is $2.77 and the base price of the T.com SARs hereby granted is $0.13. The Participant acknowledges and agrees that the settlement of the SARs is subject to the terms of the Plan.

5. Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by Sovereign shall be implied by Sovereign’s forbearance or failure to take action. No provision of this Agreement shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

6. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

7. Limitation on Transfer. The SARs shall be settled only for the benefit of the Participant or the Participant’s Permitted Transferee(s), as determined in accordance with the terms of the Plan (including without limitation the requirement that the Participant obtain the prior written approval by the Board of any proposed Transfer to a Permitted Transferee during the lifetime of the Participant). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Grant Agreement and shall be entitled to all the rights of the Participant under the Plan, provided that in respect of any Permitted Transferee which is a trust or custodianship, the SARs shall become exercisable and/or expire based on the Employment and termination of Employment of the Participant. All shares of Common Stock obtained pursuant to the SARs granted herein shall not be transferred except as provided in the Plan and, where applicable, the Management Stockholders’ Agreement.

8. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

11. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board in respect of the Plan, this Agreement and the SARs shall be final and conclusive. The Participant further acknowledges that, prior to the existence of a Public Market, no exercise of the SARs or any portion thereof shall be effective unless and until the Participant has executed the Management Stockholders’ Agreement and the Participant hereby agrees to be bound thereby.

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IN WITNESS WHEREOF, Sovereign has caused this Agreement to be duly executed by a duly authorized officer and the Participant has hereunto signed this Agreement on his or her own behalf, thereby representing that he or she has carefully read and understands this Agreement and the Management Stockholders’ Agreement as of the day and year first written above.

SOVEREIGN HOLDINGS, INC.

/s/ Paul Rostron
By:	Paul Rostron
Title:	EVP, Human Resources

/s/ Carl Sparks

Carl Sparks

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